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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of O'Sullivan Industries Holdings, Inc. ("O'Sullivan") of our report dated August 14, 1999 relating to the consolidated financial statements appearing in O'Sullivan's Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Fort Worth, Texas
September 28, 1999